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                                                                    EXHIBIT 99.5

FOR IMMEDIATE RELEASE

                   TYCO BOARD NOMINATES FIVE BUSINESS LEADERS
                           TO FILL EXPECTED VACANCIES

NEW NOMINEES ARE JEROME B. YORK, MACKEY J. MCDONALD, GEORGE W. BUCKLEY, BRUCE S.
                             GORDON, SANDRA WIJNBERG

PEMBROKE, BERMUDA - SEPTEMBER 12, 2002 - Tyco International Ltd. (NYSE - TYC, BSX - TYC, LSE - TYI) announced that its Board of Directors today passed a resolution nominating five leading figures in the business community to fill expected vacancies on the Board. The Board also voted not to nominate or support for re-election at the Company's 2003 annual meeting any of the nine current members of the Board who were members of the Board prior to July of this year. The Board also elected a new lead outside director.

The company said it expects some vacancies to occur on the Board through resignations before the next annual meeting. As vacancies occur before and at the annual meeting, the nominees announced today will be among those to fill such vacancies. Of the current directors, only Chairman and CEO Ed Breen and Jack Krol will be nominated and supported for re-election.

The company also announced that Mr. Krol, the former Chairman and Chief Executive of E.I. du Pont de Nemours & Company, who was appointed to the Board as an independent director in August, has also been elected Chairman of the Board's Corporate Governance and Nominating Committee and the Company's lead outside director.

"The Board recognizes the need for new independent directors who will bring a wide range of perspectives to Tyco, and today's action is a significant step toward meeting that goal," said Mr. Breen. "The five individuals nominated today are highly respected and experienced business leaders who will help set the strategic vision for this company and ensure that we adhere to the highest standards of corporate governance. They are people of extraordinary wisdom, integrity and judgment, and I look forward to working closely with them. The fact that Tyco was able to attract such outstanding leaders in the business community is solid testimony to the underlying strength and potential of this company."

Mr. Breen added, "I appreciate Jack Krol taking on the leadership of the Board's Corporate Governance and Nominating Committee. In the brief period he has been a director, he has played a very active and constructive role in helping us to address governance issues and identify candidates for the Board."

Mr. Breen also stated: "I want to thank the current members of the Board for their service to the company and their support for the actions I have been taking since coming to Tyco. During a

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very difficult time, they have acted quickly and diligently to address the issues facing the company."

Michael Useem, Director of the Wharton School Center for Leadership and Change Management and an advisor to Tyco on corporate governance and leadership issues, said: "I believe Tyco has done an impressive job of selecting new nominees for its Board. They represent many years of high-level business experience in diverse industries. They have demonstrated the ability to lead through good times and bad and have strong reputations for independence and integrity."

The nominees and the order in which they are to be appointed to the Board are:

     - Jerome York - Mr. York is the Chairman, President and CEO of Micro Warehouse, Inc., a seller of computer products through catalogs, the Internet, and telemarketers. Micro Warehouse offers more than 30,000 items and distributes more than 120 million catalogs worldwide each year. Before Mr. York joined Micro Warehouse he was the Vice Chairman of Tracinda Corporation from 1995 to 1999, Chief Financial Officer of IBM Corporation from 1993 to 1995 and held various positions at Chrysler Corporations from 1979 to 1993. Mr. York graduated from the United States Military Academy, and received an M.S. from the Massachusetts Institute of Technology and an M.B.A. from the University of Michigan.

     - Mackey McDonald - Mr. McDonald serves as the Chairman, President and CEO of VF Corporation. A designer, manufacturer and marketer of jeanswear, intimate apparel, playwear, workwear and daypacks. VF has a number of principal brands including Lee, Wrangler, Riders, Rustler, Vanity Fair, Bestform, Lily of France, Healthtex, Jansport and The North Face. Mr. McDonald began his tenure at VF Corporation in 1982 and was named Chairman, President and CEO in 1998. He also was a Director, Operations at Hanes Corporation. Mr. McDonald graduated from Davidson College and received his M.B.A. in Marketing from Georgia State University.

                         And then in alphabetical order:

     - George Buckley - Mr. Buckley is the Chairman and CEO of Brunswick Corporation, the world's largest manufacturer of recreational boats and marine engines. It is also a major manufacturer of fitness, bowling and billiards equipment, as well as operating a chain of retail bowling centers. Formerly serving as the Chief Technology Officer and President of two divisions throughout his career at Emerson Electric Company from 1993 to 1997, Mr. Buckley joined Brunswick in 1997 and has held the role of Chairman and CEO for over two years. Mr. Buckley did combined postgraduate work at Huddersfield and Southampton Universities and received a Ph.D. at the University of Huddersfield in 1977.

     - Bruce Gordon - Mr. Gordon is the President of Retail Markets at Verizon Communications, Inc., a provider of wireline and wireless communications in the United States that has a presence in 40 countries. Previous to the merger of Bell Atlantic Corporation and GTE, which formed Verizon in July of 2000, Mr. Gordon fulfilled a variety of positions at Bell Atlantic Corporation, including Group President, VP

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          Marketing and Sales and VP Sales. Mr. Gordon graduated from Gettysburg
          College and received a Masters of Science from Massachusetts Institute of Technology (MIT).

     - Sandra Wijnberg - Ms. Wijnberg is a Senior Vice President and Chief Financial Officer at Marsh & McLennan Companies, Inc., a professional services firm with insurance and reinsurance broking, consulting and investment management businesses. Before joining Marsh & McLennan Companies, Inc. in January 2000, Ms. Wijnberg served as a Senior Vice President and Treasurer of Tricon Global Restaurants, Inc. and held various positions at PepsiCo, Inc., Morgan Stanley Group, Inc. and American Express Company. Ms. Wijnberg is a graduate of the University of California, Los Angeles and received an M.B.A. from the University of Southern California.

ABOUT TYCO INTERNATIONAL LTD.

Tyco International Ltd. is a diversified manufacturing and service company. Tyco is the world's largest manufacturer and servicer of electrical and electronic components; the world's largest designer, manufacturer, installer and servicer of undersea telecommunications systems; the world's largest manufacturer, installer and provider of fire protection systems and electronic security services and the world's largest manufacturer of specialty valves. Tyco also holds strong leadership positions in medical device products, and plastics and adhesives. Tyco operates in more than 100 countries and had fiscal 2001 revenues from continuing operations of approximately $34 billion.

FORWARD LOOKING STATEMENTS

This release may contain certain "forward-looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. All statements contained herein that are not clearly historical in nature are forward looking and the words "anticipate," "believe," "expect," "estimate," "plan," and similar expressions are generally intended to identify forward-looking statements. The forward-looking statements in this release include statements addressing the following subjects: future financial condition and operating results. Economic, business, competitive and/or regulatory factors affecting Tyco's businesses are examples of factors, among others, that could cause actual results to differ materially from those described in the forward-looking statements.

More detailed information about these and other factors is set forth in Tyco's Annual Report on Form 10-K for the fiscal year ended September 30, 2001, and in Tyco's Quarterly Report on Form 10-Q, for the quarter ended June 30, 2002. Tyco is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

                                      # # #


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Contact:       Gary Holmes (Media)
               212-424-1314

               Kathy Manning (Investors)
               603-775-2159

(Note: Updated on September 13, 2002 to include revised biographical information)

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